Exhibit 10.7

FORTREA HOLDINGS INC.

2023 OMNIBUS INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD
(Non-Employee Director)

This Notice of Grant hereby evidences a grant of restricted stock units (the “Restricted Stock Units”) relating to shares of common stock, par value $0.001 per share, of Fortrea Holdings Inc., a Delaware corporation (the “Company”), to the Grantee named below, subject to the vesting and other conditions set forth below in this Notice of Grant. Additional terms and conditions of the grant are set forth in the attached Restricted Stock Unit Agreement (the “Agreement”) and in the Company’s 2023 Omnibus Incentive Plan (as may be amended or amended and restated from time to time) (the “Plan”).

Grant Date: ________ __, 20__
Name of Grantee:
Number of shares of Stock underlying the Restricted Stock Units: ______________
Purchase Price per share of Stock: $[______]
Vesting Schedule: Subject to alternative vesting terms in the Agreement, the Restricted Stock Units will vest in full on the first anniversary of the Grant Date (the “Vesting Date”), provided Grantee has not had a termination of service as a Non-Employee Director of the Company prior to the Vesting Date. Grantee cannot vest in more than the number of Restricted Stock Units set forth above.
This grant of Restricted Stock Units is subject to all of the terms and conditions described in this Notice of Grant, the Agreement and the Plan, a copy of which has been provided to you. You acknowledge that you have carefully reviewed the Agreement and the Plan, and agree that the Plan will control in the event any provision of this Notice of Grant or the Agreement should appear inconsistent. Certain capitalized terms used in this Notice of Grant that are not defined herein are defined in the Agreement or the Plan, and have the meanings set forth in the Agreement or the Plan, as applicable.
Grantee:    ___________________________________ Date:            (Signature)

Company:    ___________________________________ Date: __________, 20__
    (Signature)

Title:        ___________________________________

FORTREA HOLDINGS INC.

2023 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT
(Non-Employee Director)

Restricted Stock Units
This Agreement and the Notice of Grant evidence an award of Restricted Stock Units in the number of shares of Stock set forth on the Notice of Grant, and subject to the vesting and other conditions described below, in the Plan and on the Notice of Grant (the “Restricted Stock Units”).
The Purchase Price for the shares of Stock underlying the Restricted Stock Units is deemed paid by your prior services to the Company.

Transfer of Restricted Stock Units
To the extent not yet vested, your Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, whether by operation of law or otherwise, nor may your Restricted Stock Units be made subject to execution, attachment or similar process.

Standard Vesting Schedule
Your Restricted Stock Units shall vest in accordance with the vesting schedule shown on the Notice of Grant so long as you have not had a termination of service as a Non-Employee Director of the Company prior to the Vesting Date set forth on the Notice of Grant.
No additional Restricted Stock Units will vest after your termination of service as a Non-Employee Director of the Company for any reason except as set forth in this Agreement.

Termination of Service Without Cause Following a Change in Control	Notwithstanding the vesting schedule set forth under “Standard Vesting Schedule” above, if you have a termination of service by the Company without Cause (as defined below) within 24 months after the consummation of a Change in Control, 100% of the Restricted Stock Units that remain unvested on such termination date will vest on the date your service as a Non-Employee Director of the Company is terminated.

Termination Due to Death or Disability not Related to a Change in Control
Notwithstanding the vesting schedules set forth under “Standard Vesting Schedule” and “Termination of Service Without Cause Following a Change in Control” above, if, unrelated to a Change in Control, you have a termination of service as a result of your (a) death or (b) Disability, the Restricted Stock Units that were scheduled to vest in accordance with the Standard Vesting Schedule will vest in full upon the occurrence of such event.
For purposes of this Agreement, Cause means the following events: (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with your duties or in the course of your service as a Non-Employee Director of the Company; (ii) your conviction of or entering of a plea of nolo contendere to a felony; (iii) your alcohol intoxication in the course of performing your duties as a Non-Employee Director of the Company or current illegal drug use; (iv) your intentional wrongful damage to tangible assets of the Company; (v) your intentional wrongful disclosure of material confidential information of the Company and/or material breach of the provisions of the Company’s Confidentiality/Non-Competition/Non-Solicitation Agreement or any other noncompetition or confidentiality provisions covering your activities; (vi) your knowing and intentional breach of any policy of the Company; (vii) gross neglect or gross misconduct, disloyalty, dishonesty, or breach of trust, or failure in the performance of your duties as a Non-Employee Director of the Company that is not corrected to the Company’s satisfaction within 30 days of your receiving notice thereof, provided that a period to cure any issues is reasonable and/or feasible; or (viii) your misconduct that causes reputational harm to the Company.

Forfeiture of Unvested Restricted Stock Units
Unless your termination of service as a Non-Employee Director of the Company triggers accelerated vesting or other treatment of your Restricted Stock Units pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company and you, you will automatically forfeit to the Company all of the Restricted Stock Units that have not yet vested as of your termination of service.

Forfeiture of Rights
If you (a) should take actions in violation or breach of or in conflict with any (i) non-competition agreement, (ii) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (iii) confidentiality obligation with respect to the Company or any Affiliate, (iv) Company policy or procedure, or (v) other agreement, or (b) if you incur a termination of service as a Non-Employee Director of the Company for Cause, the Company has the right to cause an immediate forfeiture of (A) your rights to any outstanding Restricted Stock Units, and (B) with respect to the period commencing 36 months prior to your termination of service and ending 36 months following such termination of service (1) a forfeiture of any gain recognized by you upon the sale of any shares of Stock received as a result of the vesting of any Restricted Stock Units, and (2) a forfeiture of any vested shares of Stock held by you as a result of the vesting of any Restricted Stock Units. For the avoidance of doubt, any [Confidentiality/Non-Competition/Non-Solicitation Agreement] entered into before or concurrently with this Agreement is covered by this provision as are any other applicable agreements whether executed before or after this Agreement.
Moreover, nothing in this Agreement or the Plan shall prohibit you from (a) disclosing any confidential information to a government agency if you are required to produce the information pursuant to a subpoena, court order, administrative order or other legal process, (b) communicating with the Securities and Exchange Commission about securities law violations, or (c) communicating with any other government entity or agency if such communication is to report a violation of applicable law.

Issuance of Stock
The shares of Stock underlying your vested Restricted Stock Units will be issued within 60 days following the Vesting Date; provided, however, that if you incur a termination of service as a Non-Employee Director of the Company on which all or some of your unvested Restricted Stock Units vest as provided in this Agreement, the shares of Stock underlying such vested Restricted Stock Units shall be issued within 60 days of the date of your termination of service.

Taxes	You agree, as a condition of this grant, that you will be solely responsible for paying any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that may be due as a result of grant or vesting of the Restricted Stock Units or the issuance of shares of Stock acquired under this grant.
Retention Rights
This Agreement and the Restricted Stock Units do not give you the right to continue your service as a Non-Employee Director of the Company. The Company reserves the right to terminate your service as a Non-Employee Director of the Company at any time and for any reason.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until the shares of Stock have been issued upon vesting of your Restricted Stock Units and either a certificate evidencing your shares of Stock has been issued or an appropriate entry has been made on the Company’s books.

Insider Trading Policy	You acknowledge receipt of the Company’s Insider Trading Policy (the “Policy”), a copy of which has been provided to you. You agree to comply fully with the standards contained in the Policy (and related policies and procedures adopted by the company). You further understand that compliance with these standards, policies, and procedures is a condition of continued service or association with the Company or any of its subsidiaries and that the Policy is only a statement of principles for individual and business conduct and does not, in any way, constitute an assurance of continued service. By acceptance of the Restricted Stock Units granted hereunder, you certify to your understanding of and intent to comply with the Policy.
[Confidentiality/Non-Competition/Non-Solicitation Agreement]
You acknowledge that you either (a) have entered into a [Confidentiality/Non-Competition/Non-Solicitation Agreement] with the Company as of the date you began your service as a Non-Employee Director of the Company or as of the date you were first granted Awards pursuant to the Plan, or (b) will concurrently enter into a [Confidentiality/Non-Competition/Non-Solicitation Agreement] if this Agreement and Notice of Grant relates to your first grant of an Award under the Plan. In consideration of the award of Restricted Stock Units granted pursuant to this Agreement, you agree to be bound by the obligations in, and covenant to comply with, such [Confidentiality/Non-Competition/Non-Solicitation Agreement] that you have either previously entered into with the Company or are entering into with the Company concurrently with this Agreement, and you further understand that a failure to comply with the [Confidentiality/Non-Competition/Non-Solicitation Agreement]’s terms and conditions may result in consequences as described in this Agreement.

Clawback	You acknowledge receipt of the Company’s Incentive Compensation Recoupment Policy (the “Recoupment Policy”). You agree that your Incentive Compensation (as defined in the Recoupment Policy), including Restricted Stock Units, is subject to the terms of the Recoupment Policy, which requires repayment by you to the Company of Incentive Compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of the Recoupment Policy. Notwithstanding anything in this Agreement to the contrary, you acknowledge and agree that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of any other clawback policy as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the shares of the Company may be traded).
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference.
Certain capitalized terms used in this Agreement that are not defined herein or in the Notice of Grant are defined in the Plan, and have the meanings set forth in the Plan.
This Agreement, the Notice of Grant, and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written consulting, confidentiality, non-competition, and/or non-solicitation agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter.
If there is any conflict between this Agreement and the Plan, or if there is any ambiguity in this Agreement, any term that is not defined in this Agreement or any matter as to which this Agreement is silent, in any such case, the Plan shall govern, including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (a) interpret the Plan, (b) prescribe, amend and rescind rules and regulations relating to the Plan and (c) make all other determinations deemed necessary or advisable for the administration of the Plan.

Data Privacy
In order to administer the Plan, the Company or any Affiliate may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your home and business addresses, other contact information, and any other information that might be deemed appropriate by the Company and any Affiliate to facilitate the administration of the Plan.
By accepting this grant, you give explicit consent to the Company and any Affiliate to process any such personal data. You also give explicit consent to the Company and any Affiliate to transfer any such personal data outside the country in which you provide services, including with respect to non-U.S. resident participants, to the United States, to transferees who shall include the Company, any Affiliate and other persons who are designated by the Company to administer the Plan.

Notices	Any notices to be given under the terms of this Agreement shall be in writing and addressed to the Company at 8 Moore Drive, Durham, NC 27709, Attention: General Counsel, and to you at the address in the Company’s books and records, or at such address as either party may hereafter designate in writing to the other.
Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan as well as any other documents related to the grant in electronic form. By accepting this grant, you agree that the Company may deliver the Plan prospectus, the Company’s annual report, and other grant-related materials to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please email your request for paper copies to [__________].com.

Electronic Signature	All references to signatures and delivery of documents in this Agreement can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Agreement. Your electronic signature is the same as, and shall have the same force and effect as, your manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
Code Section 409A	It is intended that the Restricted Stock Units comply with Section 409A of the Code and the guidance and regulations promulgated thereunder (“Section 409A”) or an exemption from Section 409A. To the extent that the Company determines that you would be subject to the additional taxes or penalties imposed on certain non-qualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional taxes or penalties. The nature of any such amendment shall be determined by the Company. Notwithstanding anything to the contrary in this Agreement or the Plan, to the extent required to avoid accelerated taxation and penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Agreement during the 6-month period immediately following your separation from service will instead be paid on the first payroll date after the 6-month anniversary of your separation from service (or your death, if earlier). Each installment of Restricted Stock Units that vests under this Agreement (if there is more than one installment) will be considered one of a series of separate payments for purposes of Section 409A.

By electronically executing this Agreement, you agree to all of the terms and conditions described above, in the Plan, in the [Confidentiality/Non-Competition/Non-Solicitation Agreement], in the Company’s Insider Trading Policy and in the Company’s Incentive Recoupment Policy.